UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017 (November 6, 2017)

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

As previously reported, on September 14, 2017, Resolute Energy Corporation (“Resolute”) and certain of its wholly-owned subsidiaries (together, the “Sellers”) entered into a Membership Interest and Asset Purchase Agreement (the “Purchase and Sale Agreement”) pursuant to which Sellers agreed to sell their respective equity interests in Resolute Aneth, LLC, the entity which holds all of Resolute’s interest in Aneth Field, and certain other assets associated with Aneth Field operations, to an affiliate of Elk Petroleum Limited (ASX: ELK) (the “Buyer”). The sale closed (the “Closing”) on November 6, 2017 for total consideration of up to $195 million, with an effective date of October 1, 2017 (the “Aneth Disposition”). A copy of the Purchase and Sale Agreement is filed as Exhibit 2.1 to Resolute’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed on November 6, 2017.

Under the terms of the Purchase and Sale Agreement, Buyer funded a performance deposit of $10 million which was creditable against the purchase price. In addition to the performance deposit, Resolute is receiving cash consideration of $150 million at Closing, subject to normal purchase price adjustments. Additionally, Resolute is entitled to receive additional cash consideration of up to $35 million if oil prices exceed certain levels in the three years after Closing, as follows: Buyer will pay Resolute $40,000 for each week day in the twelve months after Closing that the WTI spot oil price exceeds $52.50 per barrel (up to $10 million); $50,000 for each week day in the twelve months following the first anniversary of Closing that the oil price exceeds $55.00 per barrel (up to $10 million) and $60,000 for each week day in the twelve months following the second anniversary of Closing that the oil price exceeds $60.00 per barrel (up to $15 million).

In connection with the Closing, Sellers and Buyer entered into a First Amendment to Membership Interest and Asset Purchase Agreement dated November 6, 2017 (the “First Amendment”) amending the Purchase and Sale Agreement. Among other things, the First Amendment:

i.	Provides for the Closing to occur on November 6, 2017.
ii.	Describes how the Closing cash consideration will be paid.
iii.	Includes other administrative amendments to accommodate Resolute’s operation of Aneth Field as contract operator for Buyer and the transition of such operations to Buyer beginning January 1, 2018.

The foregoing summary of the First Amendment is qualified in its entirety by reference to a copy of the First Amendment attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.02Results of Operations and Financial Condition.

On November 6, 2017, Resolute issued a press release announcing its operating results for the quarter ended September 30, 2017.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  In connection with the Aneth Disposition, on November 6, 2017, Resolute announced that, subject to final arrangements, Mr. James M. Piccone, Resolute’s President will be joining Elk as the Chief Executive Officer of Elk Petroleum, Inc. and will be resigning from his position as an officer of Resolute and its subsidiaries as of December 31, 2017.

Item 7.01Regulation FD Disclosure.

On November 6, 2017, Resolute issued a press release announcing the closing of the Aneth Disposition.  A copy of the press release is furnished as Exhibit 99.2 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Resolute will file financial information related to the Aneth Disposition described in Item 2.01, including pro forma financial information resulting from the disposition, no later than four business days after the Closing.

(d) Exhibits

Exhibit Number	Description of Exhibits
2.1*

First Amendment to Membership Interest and Asset Purchase Agreement dated November 6, 2017 by and among Resolute Energy Corporation, Hicks Acquisition Company I. Inc., and Resolute Natural Resources Company, LLC as sellers, Resolute Aneth, LLC as the Company, and Elk Petroleum Aneth, LLC as Buyer and Elk Petroleum Limited as Parent Guarantor.

99.1	Press Release dated November 6, 2017, announcing operating results for the quarter ended September 30, 2017.
99.2	Press Release dated November 6, 2017, announcing closing the sale of Aneth Field.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE ENERGY CORPORATION

Date: November 7, 2017	By:	/s/ Richard F. Betz
Richard F. Betz
Chief Executive Officer